EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2010, relating to the consolidated financial statements and financial statement schedule of Bridgepoint Education, Inc. and its subsidiaries, which appear in Bridgepoint Education, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ PRICEWATERHOUSECOOPERS LLP

San Diego, California
January 4, 2011